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                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    Form 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




         Date of Report (Date of Earliest Event Reported): July 17, 2001


                               Envirosource, Inc.
             (Exact name of registrant as specified in its charter)

   Delaware                         1-1363                       34-0617390
(State or other                  (Commission                    (IRS Employer
jurisdiction of                  File Number)                Identification No.)
 incorporation)

       1155 Business Center Drive                             19044-3454
        Horsham, Pennsylvania                                 (Zip Code)
(Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (215) 956-5500

                                 Not Applicable
             (Former name or address, if changed since last report)



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Item 5.   Other Events.

          Envirosource, Inc. (the "Company") announced on July 13, 2001 that its stockholders had approved the merger of ES Acquisition Corp. into the Company and that it had extended its offers to exchange (the "Exchange Offers") all of its 9 3/4% Senior Notes due 2003 (the "Senior Notes") for a combination of cash, shares of preferred stock and common stock and 14% Subordinated Notes due 2008 (the "Subordinated Notes"). The Exchange Offers, for which withdrawal rights have expired, had been scheduled to expire at 5:00 p.m. on July 12, 2001, and the Company extended the Exchange Offers to 5:00 p.m. on July 16, 2001. The Company announced on July 17, 2001, that the Exchange Offers had been further extended to 12:00 noon on July 24, 2001.

          The Exchange Offers have been further extended to July 24, 2001, in order to disseminate information about amendments to the indenture under which the Subordinated Notes will be issued (the "Subordinated Note Indenture"). Certain noteholders that hold an aggregate of approximately 26% of the outstanding Senior Notes have agreed to tender their Senior Notes and to support the Company's backup plan of reorganization under Chapter 11 of the Bankruptcy Code. See "Agreements with Certain Noteholders." As of the close of business on July 16, 2001, $237.3 million, or approximately 88%, in outstanding principal amount of the Senior Notes had been tendered pursuant to the Exchange Offers, and holders of most of the Senior Notes that had not yet been tendered have agreed to tender their Senior Notes. Upon the tender of Senior Notes by such noteholders, a total of approximately 99.8% in outstanding principal of the Senior Notes will have been tendered in the Exchange Offers. The Exchange Offers are conditioned, among other things, upon the tender of at least 98% of the outstanding Senior Notes. The amendments to the Subordinated Note Indenture and certain agreements with noteholders are summarized below.

          Section 6.1(c) of the Merger Agreement between the Company and ES Acquisition Corp. provides that the right of either the Company or Merger Subsidiary to terminate the Merger Agreement if the Merger has not been consummated on or before July 14, 2001 has been amended to extend such date to July 24, 2001. A similar change has been made to the provisions of the exchange and voting agreement entered into with GSCP Recovery, Inc. and GSC Recovery II, L.P.

Subordinated Note Indenture Amendments

          The following discussion summarizes the amendments to the Subordinated
Note Indenture. A copy of the form of Subordinated Note Indenture as amended, has been filed with the Securities and Exchange Commission as an exhibit to Amendment No. 1 to the Company's Application for Qualification of Indenture Under the Trust Indenture Act of 1939 on Form T-3. The definition of certain terms used in the following summary are set forth below under "--Certain Definitions". The following summary is qualified in its entirety by reference to the Subordinated Note Indenture.

          Repurchase Option Upon Change of Control. The Subordinated Note Indenture will provide that upon the occurrence of a Change of Control, the Company will make an offer to purchase all or any part (equal to $1.00 or an integral multiple thereof) of each Holder's Subordinated Notes (the "Change of Control Offer") at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. Within 30 days following any Change of Control, the Company will mail a notice of a Change of Control Offer to each Holder and the Trustee. The Change of Control Offer will remain open from the time of mailing until five business days before the date of purchase of the Subordinated Notes by the Company. The notice will contain all instructions and materials necessary to enable such Holders to tender (in whole or in part) the Subordinated Notes pursuant to the Change of Control Offer.

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          Reports.  The Subordinated Note Indenture will provide that so long as any of the Subordinated Notes remain outstanding, the Company will cause copies of all quarterly and annual financial reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act to be filed with the Trustee. If the Company is not subject to the requirements of such
Section 13 or 15(d) of the Exchange Act, the Company will cause to be prepared reports containing information comparable to that which would be required to be disclosed in Annual Reports on Form 10-K (each an "Annual Report"), Quarterly Reports on Form 10-Q (each a "Quarterly Report") and Current Reports on Form 8-K, except that the financial statements of any business acquired by the Company need not be audited (each a "Current Report"). The Company will file with the Trustee Annual Reports within 120 days after the end of the Company's fiscal years, Quarterly Reports within 60 days after the end of each of the first three quarters of each such fiscal year and Current Reports within the later of 15 days of the event for with the report is being filed or such longer period as provided in Form 8-K. Except as otherwise provided in this paragraph, the Trustee will maintain such reports and the information contained in any such reports in the strictest of confidence. So long as the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, at the request in writing of any Person that: (i) certifies in writing and establishes to the satisfaction of the Trustee that such Person is a Holder or beneficial owner of Subordinated Notes and neither a customer nor a competitor of the Company, and (ii) delivers to the Trustee in writing its agreement to be bound by the confidentiality provisions of paragraph, the Trustee will deliver copies of such reports to such Holder or beneficial owner of Subordinates Notes requesting copies thereof. Each Holder or beneficial owner of Subordinated Notes or other Person receiving copies of such reports from the Trustee or otherwise pursuant to these provisions will maintain such reports and the information contained in any such reports in the strictest of confidence. These provisions will not preclude (x) the delivery by any Person of such reports filed by the Company with the Trustee or a copy thereof or information contained therein as may be required by applicable law or with the written consent of the Company or
(y) the delivery by a Holder or beneficial owner of Subordinated Notes to a purchaser or prospective purchaser (other than a customer or competitor of the Company) in connection with a sale or proposed sale of Subordinated Notes provided that such purchaser or prospective purchaser agrees in writing, with a copy of such agreement to be delivered to the Company as a third party beneficiary thereof, to be bound by these confidentiality provisions. The Company will also comply with the provisions of TIA ss. 314(a).

          Restricted Payments. So long as any of the Subordinated Notes are outstanding, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment, unless:

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          (i)       no Default  under the  Indenture  will have  occurred and be continuing (or would result therefrom);

          (ii) the Company is able to Incur an additional $1.00 of Indebtedness pursuant to the covenant described under "Limitation on Incurrence of Indebtedness" after giving effect, on a pro forma basis, to such Restricted Payment; and

          (iii) upon giving effect, as if paid, to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments subsequent to the date of the Indenture will not exceed the sum of: (1) 50% of aggregate Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter beginning after the date of this Indenture to the end of the most recent fiscal quarter for which financial statements are available, (or if such Consolidated Net Income is a deficit, minus 100% of such deficit); plus (2) the aggregate Net Cash Proceeds received by the Company from the issue or sale of Capital Stock (other than Redeemable Stock or Exchangeable Stock) of the Company and warrants, options or other rights to acquire such Capital Stock (other than Net Cash Proceeds received from the issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); plus
     (3) the amount by which the principal amount of and any accrued interest on Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the date of this Indenture of any Indebtedness of the Company or any Restricted Subsidiary convertible or exchangeable for Capital Stock (other than Redeemable Stock or Exchangeable Stock) of the Company (less the amount of any cash, or the value of any other property, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); plus (4) an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), or resulting from the receipt of proceeds from the sale or other disposition of an Unrestricted Subsidiary, not to exceed in the case of any Unrestricted Subsidiary the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary and which was treated as a Restricted Payment under the Indenture.

          Notwithstanding the foregoing limitations, the provisions of this covenant will permit the Company and the Restricted Subsidiaries to make Restricted Payments which, in the aggregate, do not exceed $3.0 million as long as no Default will have occurred and be continuing. The failure to satisfy the conditions set forth in clause (ii) above will not prohibit any of the following as long as the condition set forth in clause (i) above is satisfied (and payments made in accordance with the following will not (except as set forth in 3 below) be included in the calculation of Restricted Payments described in


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clause (ii) of the  preceding  paragraph):  (1) any  purchase or  redemption  of
Capital Stock or Subordinated Obligations of the Company made by exchange for, conversion of, or in an amount not in excess of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than (x) Redeemable Stock or Exchangeable Stock, and (y) Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan); provided, however, that notwithstanding clause (i) of the preceding paragraph, the occurrence or existence of a Default will not prohibit the making of such purchase or redemption, and provided, further, the Net Cash Proceeds from such sale will be excluded from subclause (B) of clause (iii) of the preceding paragraph; (2) any purchase or redemption of Subordinated Obligations of the Company made by exchange for, or in an amount not in excess of the proceeds of the substantially concurrent Incurrence of, Subordinated Obligations of the Company that qualifies as Refinancing Indebtedness; (3) dividends paid within 60 days after the date of declaration thereof; provided, however, that notwithstanding clause (i) of the preceding paragraph, the occurrence or existence of a Default at such time of payment will not prohibit the payment of such dividends; and provided, further that such dividends will be included in the calculation of the amount of Restricted Payments described in clause (ii) of the preceding paragraph (unless already included in determining the amount of Restricted Payments previously made upon declaration of such dividend); (4) Investments in Unrestricted Subsidiaries in an aggregate amount not to exceed $500,000 in any fiscal year; provided, however, any portion thereof not utilized under this Indenture may be utilized in any subsequent year; (5) loans to employees of the Company or its Subsidiaries extended in connection with purchases of Capital Stock of the Company not to exceed $1 million in the aggregate at any time outstanding; or
(6) the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company or any Restricted Subsidiary of the Company held by any existing or former directors, employees or management of the Company or any Subsidiary of the Company or their assigns, estates or heirs, in each case pursuant to any agreement or otherwise, including, without limitation, in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees and repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; provided, however, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments.

          The amount of all Restricted Payments (other than cash) will be the fair market value on the date of such Restricted Payment of the assets or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment will be its face amount and any non-cash Restricted Payment will be determined conclusively by the Board of Directors acting in good faith whose resolution with respect thereto will be delivered to the Trustee.

          Limitation on Incurrence of Indebtedness. The Subordinated Note Indenture will provide that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (other than the Subordinated Notes and any other Indebtedness outstanding as of the date of this Indenture) unless, in the case of Indebtedness Incurred by the Company, after giving effect thereto, the Consolidated Coverage Ratio determined at the time of such Incurrence is greater than or equal to 2 to 1.


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          Notwithstanding the foregoing, this Section will not limit the ability of the Company or any Restricted Subsidiary to Incur the following Indebtedness:

          (i) Refinancing Indebtedness; provided, however, that the characterization of Indebtedness as Refinancing Indebtedness may not cause or permit Indebtedness Incurred under clauses (ii), (iii), (v) or (vii) below to exceed the maximum amounts allowed by the terms of each such clause, and, to that end (x) if Refinancing Indebtedness is Incurred to refinance any Indebtedness originally Incurred under either of clauses (ii) or (iii) then the amount of Indebtedness permitted under such clause in question will be reduced by the amount of such Refinancing Indebtedness (and any Refinancing Indebtedness that directly or indirectly refinances such Refinancing Indebtedness) outstanding at the time of determination, and (y) if Refinancing Indebtedness is Incurred to refinance any Indebtedness originally Incurred under either of clauses (v) or (vii) then the amount of Indebtedness permitted under such clause in question will be reduced permanently by the amount of such Refinancing Indebtedness;

          (ii) in addition to any Indebtedness otherwise permitted to be Incurred under the Indenture, up to $5 million in aggregate principal amount of such Indebtedness of the Company and its Restricted Subsidiaries at any one time outstanding;

          (iii) in addition to any Indebtedness otherwise permitted to be Incurred under the Indenture, Indebtedness under the Credit Agreement of up to $45 million in aggregate principal amount outstanding at any one time and all Guarantees thereof;

          (iv) Indebtedness of the Company which is owed to and held by a Restricted Subsidiary or a Wholly Owned Subsidiary and Indebtedness of a Restricted Subsidiary which is owed to and held by the Company, a Restricted Subsidiary or a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary or Wholly Owned Subsidiary ceasing to be a Restricted Subsidiary or Wholly Owned Subsidiary or any transfer of such Indebtedness (other than to the Company, a Restricted Subsidiary or a Wholly Owned Subsidiary) will be deemed, in each case, to constitute the Incurrence of such Indebtedness by the Company, by a Restricted Subsidiary or by a Wholly Owned Subsidiary, as the case may be;

          (v) Indebtedness solely to finance capital expenditures of the Company or any Restricted Subsidiary in an aggregate principal amount not to exceed $8 million Incurred in any fiscal year;

          (vi) Guarantees by the Company, or by any Restricted Subsidiary, of Indebtedness of any Restricted Subsidiary or the Company; provided that such Indebtedness is permitted to be Incurred by the Company or such Restricted Subsidiary pursuant to the provisions of this Section;


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          (vii)     Indebtedness under Currency Agreements, Commodity Agreements and Interest Rate Agreements entered into in the ordinary course of business for the purpose of limiting risks that arise in the ordinary course of business of the Company and its Restricted Subsidiaries;

          (viii) Indebtedness incurred in respect of workers' compensation claims, self-insurance obligations, performance, bid, surety and similar bonds, letters of credit and Guarantees supporting such performance, bid, surety and similar bonds and completion Guarantees provided by the Company or a Restricted Subsidiary to the extent drawn upon and letters of credit in the ordinary course of business;

          (ix) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness will at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition; and

          (x) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five (5) Business Days of Incurrence.

          Limitation on Transactions with Affiliates. The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") on terms that are less favorable to the Company or such Restricted Subsidiary, as the case may be, than those which might be obtained at the time of such transaction in arm's length dealings with a Person who is not such an Affiliate; provided that with respect to any Affiliate Transaction involving aggregate payments in excess of $5 million, the Company will deliver to the Trustee a written opinion as to the fairness of such Affiliate Transaction to the Company or Restricted Subsidiary involved in such Affiliate Transaction from a financial point of view issued by a nationally recognized investment banking firm, accounting firm or appraisal firm. The foregoing restriction will not apply to:

          (i) the payment of any Restricted Payment which is permitted to be paid pursuant to the covenants described under "Restricted Payments";

          (ii)      transactions   between   the   Company  or  any   Restricted
     Subsidiary or Wholly Owned Subsidiary, on the one hand, and any other Subsidiary, on the other hand, in the ordinary course of business;

          (iii)     payment of the Monitoring Fee;


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          (iv)      any issuance of  securities,  or other  payments,  awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans and other reasonable fees, compensation, benefits and indemnities paid or entered into by the Company or its Restricted Subsidiaries in the ordinary course of business to or with officers, directors or employees of the Company or its Restricted Subsidiaries;

          (v) loans or advances to officers, directors and employees in the ordinary course of business of the Company or any of its Restricted Subsidiaries;

          (vi) the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors and employees of the Company or any Restricted Subsidiary, including reimbursement or advancement of reasonable out-of-pocket expenses and provisions of officers' and directors' liability insurance; and

          (vii) the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement to which the Company or any of its Restricted Subsidiaries is a party on the date that the Subordinated Notes are first issued, as these agreements may be amended, modified or supplemented from time to time; provided, however, that any future amendment, modification or supplement entered into after the date on which the Subordinated Notes are first issued will be permitted to the extent that its terms are not more disadvantageous, taken as a whole, to Holders than the terms of the agreements in effect on such date.

          Limitation on Issuance of Disqualified Stock by Subsidiaries. The Subordinated Note Indenture will provide that the Company will not permit any Restricted Subsidiary to issue any Disqualified Stock to any Person (other than to the Company or a Restricted Subsidiary).

          Merger or Consolidation. The Subordinated Note Indenture will provide that the Company will not consolidate with or merge with or into any other corporation or transfer all or substantially all of its properties and assets as an entirety to any Person unless (a) the Company will be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company as an entirety are transferred (the "Successor Corporation"), will be a Person organized and existing under the laws of the United States or any state thereof or the District of Columbia and will expressly assume, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all the obligations of the Company under the Indenture and the Subordinated Notes; (b) immediately before and immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Corporation or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Successor Corporation or such Restricted Subsidiary at the time of such transaction), no Default will have occurred and be continuing; and (c) immediately after giving effect to such transaction on a pro forma basis, the Successor Corporation would be permitted to Incur at least $1.00 of additional Indebtedness under the Consolidated Coverage Ratio test set forth in the covenants described under "--Limitation on Incurrence of Indebtedness."


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          Notwithstanding   the  foregoing,   any   Restricted   Subsidiary  may
consolidate  with,  merge into or  transfer  all or part of its  properties  and
assets  to  the  Company  or  any  Wholly  Owned   Subsidiary  or  Wholly  Owned
Subsidiaries so long as the requirements of clause (a) are satisfied in connection therewith.

          Modification of the Subordinated Note Indenture. The Subordinated Note Indenture will provide that the Company and the Trustee may amend or supplement the Subordinated Note Indenture or the Subordinated Notes or any amended or supplemental indenture with the written consent of the Holders of Subordinated Notes of not less than 67% in aggregate principal amount of the Subordinated Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Subordinated Notes), and any existing Default and its consequences or compliance with any provision of the Subordinated Note Indenture or the Subordinated Notes may be waived with the consent of the Holders of at least 67% in aggregate principal amount of the then outstanding Subordinated Notes (including consents obtained in connection with a tender offer or exchange offer for the Subordinated Notes); provided, however, that if at any time and from time to time it can be reasonably determined by the Trustee that any Person, together with its Affiliates, beneficially owns a majority in aggregate principal amount of the Subordinated Notes, then any such amendment, supplement or waiver will require the written consent of the Holders of Subordinated Notes of not less than 75% aggregate principal amount of the Subordinated Notes then outstanding. However, without the consent of each affected Holder, no amendment or waiver may be made to: (i) reduce the principal amount of Subordinated Notes whose Holders must consent to an amendment or supplement; (ii) reduce the principal of or change the Stated Maturity of any Subordinated Note or change the time at which any Subordinated Note may or will be redeemed; (iii) reduce the rate of or change the time for payment of interest on any Subordinated Note; (iv) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Subordinated Notes (except a rescission of acceleration of the Subordinated Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Subordinated Notes and a waiver of the payment default that resulted from such acceleration); (v) make any Note payable in money other than that stated in the Subordinated Notes; (vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Subordinated Notes to receive payments of principal of or interest on the Subordinated Notes;
(vii) waive a  redemption  payment  with respect to any  Subordinated  Note;  or
(viii) make any change in the foregoing amendment and waiver provisions.

          Notwithstanding the foregoing if, pursuant to the TIA, Subordinated Notes held by any Affiliate of the Company are deemed not to be outstanding for purposes of voting on any matter, then with respect to any such matter, the vote of a majority of the outstanding Subordinated Notes (excluding Subordinated Notes owned by such Affiliate) shall be sufficient to authorize or take any such action, including, without limitation, any amendment of the Subordinated Note Indenture, or any waiver of a Default or compliance with the Subordinated Note Indenture.

          Certain Definitions. Set forth below are certain terms used in the Subordinated Note Indenture, as amended. Reference is made to the Subordinated
Note Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

          "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale leaseback transactions by the Company or any Restricted Subsidiary to any Person other than the Company or any Restricted Subsidiary, of (i) all or any of the Capital Stock of any Restricted Subsidiary,
(ii) all or substantially all of the assets of any division or line of business of the Company or any Restricted Subsidiary or (iii) any other assets of the Company or any Subsidiary outside of the ordinary course of business of the Company or such Subsidiary.

          "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

          "Change of Control" means any of the following events: (i) the liquidation or dissolution of the Company, (ii) the acquisition by any "Person" or related group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision to either of the foregoing, including any "group" acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power entitled to vote in the election of the Board of Directors of the Company or such other Person surviving the transaction; (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election or appointment by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company's Board of Directors then in office; or (iv) the sale, transfer, conveyance or other disposition of all or substantially all of the assets of IMS and Technologies, taken as a whole.

          "Commodity Agreements" means, in respect of any Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

          "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements are available to (ii) the Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or (2) if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is (x) an Incurrence of Indebtedness or (y) a transaction covered under the provisions described under Article 5 of the Subordinated Note Indenture or any combination of the foregoing, both EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to (A) any new Indebtedness Incurred during such period as if such Indebtedness had been Incurred on the first day of such period and (B) the repayment, redemption, repurchase, defeasance or discharge of any Indebtedness repaid, redeemed, repurchased, defeased or discharged during such period as if such repayment, redemption, repurchase, defeasance or discharge had been made on the first day of such period; provided, further, that if within the period during which EBITDA or Consolidated Interest Expense is measured, the Company or any of its Restricted Subsidiaries will have made any Asset Sales, (1) the EBITDA for such period will be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets or Capital Stock which are the subject of such Asset Sales for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and (2) the Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness for which neither the Company nor any Restricted Subsidiary will continue to be liable as a result of any such Asset Sale or repaid, redeemed, defeased, discharged or otherwise retired in connection with or with the proceeds of the assets or Capital Stock which are the subject of such Asset Sales for such period; and provided, further, that if the Company or any Restricted Subsidiary will have made any acquisition of assets or Capital Stock (occurring by merger or otherwise) since the beginning of such period (including any acquisition of assets or Capital Stock occurring in connection with a transaction causing a calculation to be made hereunder) the EBITDA and Consolidated Interest Expense for such period will be calculated, after giving pro forma effect thereto (and without regard to clause (ii) of the proviso to the definition of "Consolidated Net Income"), as if such acquisition of assets or Capital Stock took place on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets or Capital Stock, the amount of income or earnings relating thereto (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act of 1933, as amended), and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, will be determined in good faith by a responsible financial or accounting Officer of the Company.

          "Consolidated Income Tax Expense" means, with respect to any period, the provision for Federal, state, local, foreign and other income taxes of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Expense" means, for any period, the sum of, without duplication, (a) the total interest expense of the Company and its Restricted Subsidiaries (other than Unrestricted Subsidiaries), determined on a consolidated basis in accordance with GAAP, including (i) interest expense attributable to Capitalized Lease Obligations, (ii) non-cash interest expense (excluding amortization of debt issuance cost), (iii) amortization of commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (iv) interest actually paid by the Company or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person and (v) net costs incurred during such period under interest rate swaps, caps, collars, options and similar arrangements and foreign exchange hedges (including amortization of fees); (b) the product of (x) the aggregate amount for such period of Preferred Stock dividends paid (in cash) during such period in respect of all Redeemable Stock of the Company and all Preferred Stock of its Restricted Subsidiaries excluding any such dividends paid to the Company or any Restricted Subsidiary and (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory income tax rate, expressed as a decimal; and (c) the net cash contributions to any employee stock ownership plan to the extent such contributions are used by such employee stock ownership plan to pay interest or fees to any person (other than the Company or a Restricted Subsidiary) in connection with loans incurred by such employee stock ownership plan to purchase Capital Stock of the Company. The amortization of debt discount and debt issuance cost will not be included in interest expense for the purpose of determining Consolidated Interest Expense.

          "Consolidated Net Income" means, for any period, the net income of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income: (i) any net income of any Person if such Person is not a Restricted Subsidiary, except that (A) the Company's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution and (B) the Company's equity in a net loss of any such Person for such period will be included in determining such Consolidated Net Income (other than with respect to an Unrestricted Subsidiary in which case the Company's equity in any such net loss will not be so included); (ii) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any gains in excess of losses realized upon the sale or other disposition of any property, plant or equipment of the Company or its Restricted Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gains in excess of losses realized upon the sale or other disposition by the Company or any Restricted Subsidiary of any Capital Stock of any Person; or (iv) the cumulative effect of a change in accounting principles.

          "Credit Agreement" means that certain Loan and Security Agreement, dated as of November 16, 1999, by and among IMS, IMS Alabama, Inc. and the several lenders from time to time parties thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended or modified, and further including any agreement or agreements that renew, refund, replace or refinance the same.

          "Currency Agreement" means, in respect of any Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

          "Disqualified Stock" means any Capital Stock to the extent that, and only to the extent that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Subordinated Notes mature, provided, however, that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control occurring prior to the final maturity of the Subordinated Notes shall not constitute Disqualified Stock if the change in control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions applicable to the Subordinated Notes contained in the covenant described under "Change of Control" and such Capital Stock specifically provides that the Company will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of such Subordinated Notes as are required to be repurchased pursuant to the covenant described under "Change of Control."

          "EBITDA" for any period means the sum of Consolidated Net Income (but without giving effect to adjustments, accruals, deductions or entries resulting from purchase accounting for transactions which occur after the date of this Indenture, extraordinary losses or gains and any gains or losses from any transaction of the type described in clause (iii) of the definition of
"Consolidated Net Income"), plus the following to the extent includable in calculating Consolidated Net Income: (a) Consolidated Income Taxes, (b) Consolidated Interest Expense, (c) depreciation expense, (d) amortization expense (including any permit and closure costs amortization and accruals relating to landfills) in each case for such period, (e) Monitoring Fees so long as such fees are subordinated to the Company's obligation to pay principal of and interest on the Subordinated Notes and (f) other non-cash charges reducing Consolidated Net Income, including impairment expense (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation).

          "Exchangeable Stock" means any Capital Stock which by its terms is exchangeable or convertible at the option of any Person other than the Company into another security (other than Capital Stock of the Company which is neither Exchangeable Stock nor Redeemable Stock).

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Incur" means, as applied to any obligation, to create, incur, issue, assume, guarantee or in any other manner become liable with respect to, contingently or otherwise, such obligation, and "Incurred," "Incurrence" and "Incurring" will each have a correlative meaning; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes (after the date of the Indenture) a Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary.

          "Indebtedness" of any Person means, without duplication, (i) the principal of and premium (if any such premium is then due and owing) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capitalized Lease Obligations of such Person; (iii) all obligations of such Person Incurred as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement; (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such Person with respect to the scheduled redemption, repayment or other repurchase prior to the Stated Maturity of the Subordinated Notes or any Redeemable Stock and, with respect to any Subsidiary (other than a Wholly Owned Subsidiary), any other Preferred Stock (but excluding in each case any accrued dividends, provided that for purposes of the definition of "Refinancing Indebtedness", such accrued dividends will not be excluded); (vi) all obligations of the type referred to in clauses (i) through
(v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee, the amount of any such obligation to be the maximum amount of such Person's responsibility or liability for the guaranteed obligation; and (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; provided, however, that Indebtedness will not include accrued expenses and trade accounts payable arising in the ordinary course of business.

          "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is a party or a beneficiary.

          "Investment" in any Person means any loan or advance to, any acquisition of Capital Stock, equity interest, obligation or other security of, or capital contribution or other investment in, or any Guarantee with respect to, such Person. For purposes of the definition of "Unrestricted Subsidiary" and the covenants described under "Covenants --Restricted Payments" only, (i) "Investment" will include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary and will exclude the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company; and (ii) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined by the Board of Directors in good faith.

          "Monitoring Fee" means the annual fee of $750,000 to be paid by the Company to GSCP (NJ), L.P. pursuant to the terms and provisions of that certain management agreement by and between the Company and GSCP (NJ), L.P.

          "Net Cash Proceeds" means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultancy and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Non-Convertible Capital Stock" means, with respect to any corporation, any Capital Stock of such corporation which is not convertible into another security (other than nonconvertible common stock of such corporation); provided, however, that Non-Convertible Capital Stock will not include any Redeemable Stock or Exchangeable Stock.

          "Permitted Holder" means GSCP(NJ), L.P. and any of its Affiliates together with any other Person that, together with any Affiliates of such Person, beneficially owns 50% or more of the outstanding Voting Stock of the Company on the date that the Notes are first issued under this Indenture and any Affiliate of such Person.

          "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such
corporation,   over  shares  of  Capital  Stock  of  any  other  class  of  such corporation.

          "Redeemable Stock" means any Capital Stock that by its terms or otherwise is required to be redeemed on or prior to the first anniversary of the Stated Maturity of the Subordinated Notes or is redeemable at the option of the holder thereof at any time on or prior to the first anniversary of the Stated Maturity of the Subordinated Notes. Notwithstanding the preceding sentence, any Capital Stock that would constitute Redeemable Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control will not constitute Redeemable Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenants described under "Restricted Payments".

          "Refinancing Indebtedness" means Indebtedness that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," with "refinanced" having a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (or, if Incurred prior to the date of this Indenture, with the Indenture) (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced and (ii) such Refinancing Indebtedness is in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being refinanced; provided, that Refinancing Indebtedness will not include Indebtedness of a Subsidiary that refinances Indebtedness of the Company.

          "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in Capital Stock other than Redeemable Stock or Exchangeable Stock or rights to acquire Capital Stock other than Redeemable Stock or Exchangeable Stock and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary or other Affiliate of the Company (other than any Capital Stock owned by the Company or any Restricted Subsidiary), or the exercise by the Company of any option to exchange any Capital Stock that by its terms is exchangeable solely at the option of the
Company (other than into Capital Stock of the Company which is neither Exchangeable Stock nor Redeemable Stock), provided that the issuance by the Company of Capital Stock (other than Redeemable Stock or Exchangeable Stock) upon the conversion by its terms of any convertible Capital Stock or other security or the exercise of any option or warrant to purchase Capital Stock will not constitute a Restricted Payment, (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) the making of any Investment in any Unrestricted Subsidiary or any Affiliate of the Company other than a Restricted Subsidiary or a Person which will become a Restricted Subsidiary as a result of any such Investment.

          "Restricted   Subsidiary"   will  mean  IMS  and   Technologies,   any
intermediate holding company between such Restricted Subsidiary and the Company and any other Subsidiary that is not an Unrestricted Subsidiary.

          "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

          "Unrestricted Subsidiary" means (i) any Subsidiary that at the time of determination will be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary that is not a subsidiary of the Subsidiary to be so designated; provided, however, that either
(A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, that such designation would be permitted under the covenants described under "Restricted Payments". The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided, however, that immediately after giving effect to such designation (x) to the extent that the Unrestricted Subsidiary has any Indebtedness (other than Indebtedness that could be Incurred under clauses (ii)-(vi) under "Restricted Payments"), the Company could Incur $1.00 of additional Indebtedness pursuant to the covenants described under "Restricted Payments" after giving pro forma effect to such Unrestricted Subsidiary's Indebtedness as if it had been Incurred at the beginning of the applicable four-quarter period and (y) no Default will have occurred and be continuing. Any such designation by the Board of Directors will be evidenced to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions; provided, however, that the failure to so file such resolution and/or Officers' Certificate with the Trustee will not impair or affect the validity of such designation.

          "Voting Stock" with respect to any Person means the Capital Stock normally entitled to vote in elections of the Board of Directors.

          "Wholly  Owned   Subsidiary"   means  a  Subsidiary   (other  than  an
Unrestricted Subsidiary) all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

Agreements With Certain Noteholders

          The Company has entered into exchange and voting agreements (the "Exchange Agreements") with certain noteholders that together hold approximately 26% of the outstanding principal amount of the Senior Notes (the "Noteholders") whereby each Noteholder has agreed to (i) tender or cause to be tendered all of their Senior Notes in the Exchange Offers within 24 hours of the execution of the Exchange Agreements, (ii) refrain from, directly or indirectly, supporting or consenting to any other restructuring, exchange offer, consent solicitation, sale or acquisition relating to the Company or its affiliates, and (iii) not instruct the trustee of the Senior Notes (the "Trustee") to take any action that is inconsistent with the terms and conditions of the Exchange Agreement and, if the Trustee takes or threatens any such action, direct or cause the Trustee to be directed not to take such action. The Noteholders also have agreed that, during the terms of the Exchange Agreements, they will not sell, assign, pledge or transfer or otherwise dispose of their beneficial interests in any of the Senior Notes other than to tender them pursuant to the Exchange Agreements. In addition, the Noteholders have agreed to accept the prepackaged plan of reorganization of the Company under Chapter 11 of the Bankruptcy Code as more fully described in the Offering Memorandum.

          In addition, the Company, in certain circumstances, has agreed to make the information contemplated by the reports covenant of the Subordinated Note Indenture publicly available starting four years after the date of the initial issuance of the Subordinated Notes. See "Subordinated Note Indenture Amendments
- Reports".

          Each of the Exchange Agreements will terminate and all of the obligations thereunder of the Company and the Noteholder will be of no further force or effect: (i) upon the mutual agreement of the Noteholder and the Company; or (ii) if GSCP (NJ), L.P. terminates its exchange and voting agreement, dated June 8, 2001, with the Company in accordance with its terms.

          The Company understands that GSCP (NJ), L.P. or its affiliates ("GSC") have entered into an agreement with the Noteholders pursuant to which, under certain circumstances, if GSC sells any of the Subordinated Notes or the Preferred Stock it acquires in the Exchange Offers, such Noteholder may be entitled to participate in such sale on a proportionate basis.

Item 7.   Financial Statements and Exhibits.


     (c)       Exhibits

                        Exhibit Number      Description of Exhibit
                        --------------      ----------------------

               99.1* Form of Subordinated Note Indenture (incorporated herein by reference to the Company's Amendment No. 1 to its Application for Qualification of Indenture Under the Trust Indenture Act of 1939 on Form T-3, filed on July 17, 2001)

                                   Signatures

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Envirosource, Inc.


Date:    July 17, 2001                      By: /s/ John T. DiLacqua
                                                --------------------
                                                John T. DiLacqua,
                                                Chief Executive Officer

                                Index to Exhibits

     (c)       Exhibits

                        Exhibit Number      Description of Exhibit
                        --------------      ----------------------

               99.1* Form of Subordinated Note Indenture (incorporated herein by reference to the Company's Amendment No. 1 to its Application for Qualification of Indenture Under the Trust Indenture Act of 1939 on Form T-3, filed on July 17, 2001)